                                                                    EXHIBIT 10.4


                                PROMISSORY NOTE


$37,740,162.00                                                   October 6, 1995


                 FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, Ronald S. Haft ("Borrower"), hereby promises to pay to the order of Dart Group Corporation, a Delaware corporation, its successors and assigns ("Lender"), on June 30, 2000 (the "Maturity Date"), the principal sum of Thirty-Seven Million Seven Hundred Forty Thousand One Hundred Sixty-Two and 00/100 Dollars ($37,740,162.00) (the "Principal Sum").

                 1.       Payments.        a.      Principal.  Borrower
promises to pay the Principal Sum on or before the Maturity Date or on such earlier date as is provided in paragraphs 5 and 9 hereof.

                          b.      Interest.  Borrower also promises to pay
interest on the Principal Sum, outstanding from time to time, from the date hereof until the Principal Sum is paid in full, at a rate per annum equal to eight percent (8.0%). Interest shall accrue daily on the unpaid Principal Sum and shall be due on the Principal Sum at maturity or upon any acceleration of this Promissory Note, or on the amount of any prepayment of the Principal Sum on the date of such prepayment. Interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

                 2.       [intentionally left blank]

                 3. Payment Office. Both the principal hereof and the interest hereon and any other amounts payable hereunder are payable in lawful money of the United States of America at the office of Lender at 3300 75th Avenue, Landover, Maryland 20785 or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment hereunder that is stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next day on which banks in Maryland are not required or permitted to be closed (each such day a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

                 4. Settlement Agreement. This Promissory Note is the $37 Million Note referred to in, and is issued pursuant to, the Settlement Agreement, of even date herewith, between Borrower and Lender (the "Settlement Agreement") and is entitled to the benefits of the Settlement Agreement, to which reference is made for a more complete statement of the terms and conditions under which the loans evidenced hereby are made. Capitalized terms used herein without definition shall have the meaning set forth in the Settlement Agreement. Notwithstanding a Revocation Closing pursuant to Section
1.5 of the Settlement Agreement,
terms defined herein by reference to agreements which do not survive the Revocation Closing shall continue to have the meanings ascribed to such terms in such agreements.

                 5.       Prepayment.  a.  Borrower may prepay this Promissory
Note in whole or in part without penalty. Any prepayment must be of at least $2,000,000 of the outstanding principal (or such lesser total principal amount then outstanding). Borrower shall notify Lender of his election to make a prepayment under this subparagraph 5.a. at least fifteen (15) days prior to the date of prepayment. On or before the date of prepayment, Borrower shall deliver to Lender the full amount that Borrower intends to prepay on this Promissory Note plus interest accrued on the outstanding Principal Sum through the date of prepayment specified in Borrower's notice.

                          b.      Upon the closing of the sale from Borrower to
Lender, pursuant to that certain Buy/Sell/Offering Agreement (the "Buy/Sell/Offering Agreement"), of even date herewith, by and between Borrower and Lender, of any shares of Lender's Class B Common Stock, $1.00 par value per share (the "Class B Common Stock"), or Lender's Class A Common Stock, $1.00 par value per share (the "Class A Common Stock"), or the closing of any public offering of shares of Class A Common Stock as contemplated by the Buy/Sell/Offering Agreement, this Promissory Note shall be prepaid in full; provided, however, in the event any RSH Pledged Class A Shares are owned by Borrower at such time but not purchased at such closing, this Promissory Note shall be prepaid in part, in an amount equal to the Principal Sum, less the product of the number of RSH Pledged Class A Shares not purchased and the Buy/Sell Class A Share Price (as defined in the Buy/Sell/Offering Agreement). Lender shall credit against any such principal and interest so due and payable under this Promissory Note the amount of the purchase price payable by Lender to Borrower under the Buy/Sell/Offering Agreement. Any amount of principal and interest which remains unpaid after the application of any such credit to the payment of principal and interest shall be paid from time to time and at such times as, and to the extent that, Escrow Funds are on deposit in the C-M Escrow Account (as such terms are defined in that certain Master Real Estate Agreement as of even date herewith among Borrower, Lender and Cabot-Morgan Real Estate Company (the "Master Agreement")) or, if not paid in full prior to the Maturity Date, on the Maturity Date.

                          c.      Upon any subsequent closing pursuant to the
Buy/Sell/Offering Agreement of the sale from Borrower to Lender of RSH Pledged Class A Shares, this Promissory Note shall be prepaid in full. Lender shall credit against any such principal and interest so due and payable under this Promissory Note the amount of the purchase price payable by Lender to Borrower under the Buy/Sell/Offering Agreement. Any amount of principal and interest which remains unpaid shall be paid from time to time and at such times as, and to the extent that, Escrow Funds are on deposit in the C-M Escrow Account or, if not paid in full prior to the Maturity Date, on the Maturity Date.





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                          d.      (i)  The principal sum of Twenty-Four Million
One Hundred Eighty-Two Thousand Two Hundred Dollars ($24,182,200.00) and interest thereon shall be mandatorily prepaid in the event a court of competent jurisdiction enters a final order or grants equitable relief, in the lawsuit captioned Herbert H. Haft v. Ronald S. Haft, Civ. A. No. 94CA9883 (D.C. Super. Ct. July 17, 1995), and a counterclaim in the lawsuit captioned Ronald S. Haft
v. Herbert H. Haft, Civ. A. No. 14425 (Del. Ch. filed July 18, 1995) (the "Rescission Action") or otherwise, the effect of which is that the sale of 172,730 shares of Lender's Class B Common Stock (the "Redemption Class B Shares") (or shares substituted therefor) to Borrower by Herbert H. Haft ("HHH"), is or has been rescinded, that Lender has not received a valid and effective assignment and transfer of the Redemption Class B Shares from Borrower as of the date hereof or that the Redemption Class B Shares (or shares substituted therefor) must be returned or delivered to HHH or Borrower.
Borrower shall immediately prepay Five Million Dollars ($5,000,000.00) of the principal sum required to be prepaid by this paragraph 5.d.(i), and interest thereon. Any amount of principal and interest which remains unpaid shall be paid from time to time and at such times as, and to the extent that, Escrow Funds are on deposit in the Escrow Accounts or, if not paid in full prior to the Maturity Date, on the Maturity Date.

                                  (ii)  Notwithstanding the provisions of
paragraph 5.d.(i), in the event that a court of competent jurisdiction enters an order the effect of which is that Borrower may not assign and transfer the Redemption Class B Shares to Lender during HHH's lifetime (or until the termination of the proxy granted by Borrower to HHH in July 1993 to vote the Redemption Class B Shares), the mandatory prepayment provisions under paragraph 5.d.(i) shall not apply; provided, however, that if, prior to the valid and effective consummation of the transaction provided for in Section 1.1(f) of the Settlement Agreement, any event (for example, Borrower's legal incapacity or Borrower's testamentary transfer of the Redemption Class B Shares to HHH) shall occur that renders Borrower unable to consummate the transaction provided for in Section 1.1(f) of the Settlement Agreement, then upon written notice from Lender to Borrower the principal sum of Twenty-Four Million One Hundred Eighty-Two Thousand Two Hundred Dollars ($24,182,200.00) and interest thereon shall be mandatorily prepaid in accordance with the provisions of paragraph 5.d(i).

                          e.      Following any Revocation Closing this
Promissory Note shall be mandatorily prepaid from time to time and at such times as, and to the extent that, (A) Escrow Funds are on deposit in the RSH Escrow Account (as defined in the Master Agreement) and (B) distributions (including funds on deposit in the Trust Accounts (as defined in the Voting Trust Agreement) on the Revocation Closing) are payable to the collateral agent under Section 9(b) of the Stock Pledge Agreement (as defined paragraph 7) or, if not paid in full prior to the Revocation Maturity Date (as defined in paragraph 6), on the Revocation Maturity Date. Following a Revocation Closing Date, in the event that with respect to any Warehouse Partnership or





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
Warehouse Property (as defined in the Master Agreement) the condition for the release of all or a portion of the Warehouse Reserve (as defined in the Master Agreement) with respect to such Warehouse Property or Warehouse Partnership are satisfied in accordance with the requirements of Section 7.2 of the Master Agreement, then Borrower shall receive a credit for, and the amounts payable under this Promissory Note shall be reduced by, the amount of the Allocation (as defined in the Master Agreement) with respect to such Warehouse Property or Warehouse Partnership.

                          f.  All prepayments under this paragraph 5 shall be
applied first, to the payment of outstanding interest on the Principal Sum being prepaid, and second, to the payment of the outstanding amount of the Principal Sum. In addition to the prepayments required by paragraphs 5.b., c.,
d. and e. of this Promissory Note, the $27.4 Million Note, the $11.6 Million Note and certain other obligations of Borrower are payable from the Escrow Funds when and to the extent Escrow Funds are available. Pursuant to the Master Agreement, Lender may in its discretion apply the Escrow Funds to such obligations in the order Lender determines. The failure to prepay all or any portion of this Promissory Note from available Escrow Funds as a consequence of Lender applying such Escrow Funds to other obligations shall not constitute an Event of Default arising from a failure of Borrower to pay principal of and interest on any prepayment required by this Promissory Note.

                 6. No Presentment; Revocation Maturity Date. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind. Upon the occurrence of a Revocation Closing pursuant to Section 1.5 of the Settlement Agreement, the payment of the Principal Sum and interest on, and all other amounts payable under, this Promissory Note shall become due on the date which is two years after the date of the Revocation Closing (the "Revocation Maturity Date").

                 7. Collateral. The indebtedness evidenced by this Promissory Note shall be secured by a first lien security interest on all unencumbered shares of Class B Common Stock and Class A Common Stock of Lender owned by Borrower, which Borrower has pledged for the benefit of Lender and Cabot-Morgan Real Estate Company ("Cabot-Morgan") pursuant to a Stock and Trust Certificate Pledge Agreement, as of even date herewith (the "Stock Pledge Agreement"). The indebtedness evidenced by this Promissory Note shall also be secured by the collateral granted by Borrower and entities directly or indirectly owned and controlled by Borrower pursuant to the Settlement Agreement, the Master Agreement and the other Settlement Documents (as defined in the Master Agreement).

                 8. Events of Default. The following events are each an "Event of Default" hereunder:

                          a.      Borrower fails to make any payment of
principal on this Promissory Note when due or fails to make any payment of interest, fees or other amounts owed to or for the





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
account of Lender hereunder and such payment of interest, fees or other amounts remains unpaid for ten (10) Business Days after written notice to Borrower that such payment is due; or

                          b.      Borrower fails to make any payment of
principal when due on the $27.4 Million Note or the $11.6 Million Note or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender thereunder and such payment of interest, fees or other amounts remains unpaid for ten (10) Business Days after written notice to Borrower that such payment is due; or

                          c.      Borrower or any RSH Obligor (as defined in
the Master Agreement) (i) has made any representation or warranty in this Promissory Note, the Settlement Agreement or any other Settlement Document that contains any untrue statement of a material fact or omits a material fact necessary to make such representation or warranty not misleading; or (ii) fails to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Promissory Note, the Settlement Agreement or any other Settlement Document and such failure continues for a period of thirty (30) days after written notice to Borrower thereof; and in each case after giving effect to such untrue or misleading warranty or representation or failure there has been (A) a material adverse effect on the value of the Collateral (as defined in the Master Agreement) or
(B) a material increase in the amount of the Obligations (other than the Reserved Obligations (each as defined in the Master Agreement)); provided, however, that after a Revocation Closing this paragraph 8.c. shall not apply to any covenant contained in the Settlement Agreement, which covenant terminates pursuant to Section 1.5 thereof, or any covenant in any other Settlement Document which terminates pursuant to Section 1.5 of the Settlement Agreement; or

                          d.      Lender in its reasonable discretion
determines that there has occurred or developed an event or condition which would materially and adversely impair the prospect of payment or performance of the Obligations (as defined in the Master Agreement); provided, however, that the initiation or pendency prior to judgment of any proceeding shall not constitute the basis for an Event of Default under this paragraph 8.d.; or

                          e.      Borrower shall (i) apply for, or consent in
writing to, the appointment of a receiver, trustee or liquidator; (ii) file a voluntary petition seeking relief under the U.S. Bankruptcy Code (11 U.S.C. Section Section 101 et seq.), or be unable, or admit in writing Borrower's inability, to pay his debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, debt arrangement or similar event, under the law of the United States or of any state (or the District of Columbia) in which Borrower is a resident;
(v) file





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
an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, or insolvency case or proceeding; or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

                          f.      (i)      an involuntary case is commenced
against Borrower and the petition is not controverted within ten (10) days or is not dismissed within sixty (60) days after the commencement of the case; or
(ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver or trustee for all or substantially all of the assets of Borrower and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days or shall not be discharged within ten (10) days after the expiration of any stay thereof; or

                          g.      except as expressly permitted by any
Settlement Document, (i) Borrower sells, assigns, transfers, pledges or encumbers any Pledged Collateral (as defined in the Stock Pledge Agreement); or
(ii) Borrower sells, assigns, transfers, pledges or encumbers, or allows to be sold, assigned, transferred, pledged or encumbered, any interest or asset subject to the liens granted to Lender under any other Settlement Document.

                 9. Acceleration. Upon the occurrence of any Event of Default described in subparagraph 8.e. or 8.f. hereof, the unpaid amount of the Principal Sum and any and all accrued interest thereon shall automatically become immediately due and payable without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower; and upon the occurrence and during the continuance of any other Event of Default, Lender may by written notice to Borrower declare the unpaid amount of the Principal Sum and any and all accrued and unpaid interest thereon to be, and the same shall thereupon be, immediately due and payable without presentment, demand or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by Borrower.

                 10. Lender's Rights; Limitation on Liability. a. If all or any portion of the outstanding Principal Sum is not paid when due, Lender may proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Promissory Note or any other Settlement Document or in aid of the exercise of any power granted in this Promissory Note or any other Settlement Document or proceed to enforce the payment of this Promissory Note or to enforce the exercise of any remedy under any other Settlement Document or to enforce any other legal or equitable right of Lender. No right or remedy herein or in





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
any other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, interest on the Principal Sum or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any manner and in any order, to enforce its rights and remedies, or any of them, as it deems appropriate in the circumstances, to such obligations of Borrower as it determines in its sole discretion.

                          b.      If the Consolidated Net Worth (defined below)
of Lender is less than $75 million on the date the obligations under this Promissory Note become due and payable, whether on (i) the Maturity Date, (ii) the Revocation Maturity Date or (iii) the date obligations under this Promissory Note become due and payable pursuant to acceleration under paragraph 9 or otherwise (but not including any date on which all or any portion of this Promissory Note becomes prepayable pursuant to paragraph 5), then the personal liability of Borrower hereunder shall be strictly limited to the collateral granted under the Settlement Documents. Consolidated Net Worth means, as of the end of any fiscal quarter or year of Lender, (i) the total consolidated assets of Lender that would be shown as assets on a consolidated balance sheet of Lender as of such time prepared in accordance with generally accepted accounting principles, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of its subsidiaries; minus
(ii) the total consolidated liabilities of Lender that would be shown as liabilities on a consolidated balance sheet of Lender as of such time prepared in accordance with generally accepted accounting principles; provided, however, that Consolidated Net Worth shall be calculated without giving effect to any reduction in assets or increase in liabilities arising as a consequence of an Event of Default. The limitations on the personal liability of Borrower under this paragraph 10.b. shall no longer apply upon and after any Revocation Closing.

                          c.   Upon the occurrence of any Event of Default
(other than an Event of Default under paragraphs 8.e. and f.) the exercise and enforcement of rights and remedies by Lender against Borrower seeking judgment personally against Borrower or any of Borrower's assets other than the collateral granted under the Settlement Documents is subject to the conditions and limitations set forth in Section 11.5 of the Master Agreement.

                 11. No Defenses. Borrower's obligations hereunder shall not be subject to any set-off, counterclaim or defense to payment that Borrower now or hereafter has.

                 12. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this





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Promissory Note, nor any course of dealing between Borrower and Lender, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 13. Writing Required. No modification or waiver of any provisions of this Promissory Note nor consent to any departure from the terms hereof by Borrower, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                 14. Notices. Any notice or demand given under this Promissory Note shall be in writing and shall be deemed given if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile (answerback required) addressed as follows:

         To Borrower:             Ronald S. Haft
                                  2435 California Street, N.W.
                                  Washington, D.C.  20008
                                  Fax: (202) 833-3013

         To Lender:               Dart Group Corporation
                                  3300 75th Avenue
                                  Landover, Maryland  20785
                                  Attention: Chief Financial Officer
                                  Fax:  (301) 772-3910

Each party may designate a change of address by notice to the other given in accordance herewith at least fifteen (15) days before such change of address is to become effective. A notice given under this Promissory Note shall be deemed received three (3) days after it is mailed or when it is delivered according to the requirements of this paragraph.

                 15. Section Headings. The headings of the several paragraphs of this Promissory Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

                 16. Severability. Any provision contained in this Promissory Note that is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 17. Survival of Terms. All covenants, agreements, representations and warranties made in this Promissory Note or





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
delivered pursuant hereto shall survive Borrower's execution and delivery of this Promissory Note to Lender and shall continue in full force and effect so long as this Promissory Note or any other obligation hereunder or thereunder shall be outstanding and unpaid or any other obligation of Borrower hereunder or thereunder shall remain unperformed.

                 18. Assignment; Non-negotiability. This Promissory Note may not be assigned by Lender without the consent of Borrower and is non-negotiable.

                 19.      GOVERNING LAW, JURISDICTION, ETC.  THIS PROMISSORY
NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY AGREE TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE.

                 IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first above written.


WITNESS:


                                                    /s/ Ronald S. Haft
-------------------------------                    ----------------------------
                                                        Ronald S. Haft

Washington,                       )
                                  )        ss:
District of Columbia              )


                 I, Celein C. Glasgow, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that RONALD S. HAFT, who is personally known to me as the person who executed the foregoing Promissory Note, bearing the date of October 6, 1995, personally appeared before me in the aforesaid jurisdiction and acknowledged said Promissory Note to be his act and deed and that he executed said Promissory Note for the purposes therein contained.

                 WITNESS my hand and official seal this 6th day of October, 1995.





                                     /s/ Celein C. Glasgow
                                     -------------------------------------------
                                     NOTARY PUBLIC
                                     My commission expires: